March 29, 2000


Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado 80921

Re:  Ramtron International Corporation - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as securities counsel for Ramtron International Corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), being filed with the Securities and Exchange Commission (the "Commission") on March 29, 2000, to register 1,900,000 shares of the Company's common stock, par value $0.01 per share (the "Option Shares"). Included in the 1,900,000 Option Shares are
(i) 1,200,000 Option Shares issuable upon the exercise of options granted or to be granted pursuant to the Company's 1995 Stock Option Plan, as amended (the "1995 Plan") and (ii) 700,000 Option Shares issuable upon exercise of options granted or to be granted pursuant to the Company's 1999 Stock Option Plan (the "1999 Plan").

In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Option Shares in accordance with the 1995 Plan and the Form S-8 prospectus to be delivered to participants in the 1995 Plan and with the 1999 Plan and the Form S-8 prospectus to be delivered to participants in the 1999 Plan, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

Based on the foregoing and in reliance thereon, it is our opinion that the Option Shares have been duly authorized and when the Option Shares are issued and sold in accordance with the 1995 Plan and the Form S-8 prospectus for the 1995 Plan or with the 1999 Plan and the Form S-8 prospectus for the 1999 Plan prepared in connection with the Registration Statement, the Option Shares will be legally issued, fully paid and nonassessable.

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We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the
Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ Coudert Brothers
COUDERT BROTHERS

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